Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 1, 2021, with respect to the consolidated financial statements and financial statement schedules I to IV of American Equity Investment Life Holding Company, incorporated herein by reference.

/s/ KPMG LLP

Des Moines, Iowa
September 7, 2023